Exhibit 99.1

SUBSCRIPTION AGREEMENT

Lake Victoria Mining Company, Inc.
6805 Sundance Trail
Riverside, California 92506

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _________________________________________ (_______) shares of Common Stock of Lake Victoria Mining Company, Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that David Gamache or George Lennox solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than David Gamache or George Lennox.

     MAKE CHECK PAYABLE TO: Lake Victoria Mining Company, Inc.

     Executed this _____ day of ___________________, 2007.

	______________________________________________	______________________________________________
Signature of Purchaser
______________________________________________
Address of Purchaser

______________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	US$
	Number of Shares Purchased	Total Subscription Price

Form of Payment:	Cash: ___________ Check #: _____________	Other: _____________

LAKE VICTORIA MINING COMPANY, INC.

By: _________________________________________

Title: _________________________________________